EXHIBIT (g)(4)


                      FIRST AMERICAN INVESTMENT FUNDS, INC.

             COMPENSATION AGREEMENT DATED AS OF [_____________] 2001
                         PURSUANT TO CUSTODIAN AGREEMENT
                                     [FAIF]


         WHEREAS, FIRST AMERICAN INVESTMENT FUNDS, INC., A MARYLAND CORPORATION (HEREINAFTER CALLED THE "FUND"), AND FIRST TRUST NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA WITH ITS PRINCIPAL PLACE OF BUSINESS AT ST. PAUL, MINNESOTA, PREVIOUSLY ENTERED INTO A CUSTODIAN AGREEMENT DATED SEPTEMBER 20, 1993 (THE "CUSTODIAN AGREEMENT"), AND ENTERED INTO A COMPENSATION AGREEMENT PURSUANT TO SUCH CUSTODIAN AGREEMENT (THE "COMPENSATION AGREEMENT"); AND

         WHEREAS, First Trust National Association, with the consent of the Fund, assigned its rights and obligations under the Custodian Agreement and the Securities Lending Agreement to U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the "Custodian") by an Assignment and Assumption Agreement dated as of May 1, 1998; and

         WHEREAS, U.S. Bank National Association and the Fund previously amended the Compensation Agreement; and

         WHEREAS, THE FUND AND THE CUSTODIAN DESIRE TO AMEND PARAGRAPH 1 OF THE COMPENSATION AGREEMENT TO INCLUDE NEW SERIES TO BE ADDED TO THE FUND IN ADDITION TO THE EXISTING SERIES AS PREVIOUSLY IDENTIFIED IN THE COMPENSATION AGREEMENT.

         NOW, THEREFORE, THE FUND AND THE CUSTODIAN AGREES AS FOLLOWS:

         1. EFFECTIVE _______________, 2001, PARAGRAPH 1 OF THE COMPENSATION AGREEMENT IS AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

                  "The compensation payable to the Custodian pursuant to the Custodian Agreement with respect to the respective series of the Fund shall be payable monthly at the following annual rates as percentages of the respective series' average daily net assets: Large Cap Value Fund, Equity Index Fund, Balanced Fund, Mid Cap Value Fund, Limited Term Income Fund, Intermediate Term Income Fund, Fixed Income Fund, Health Sciences Fund, Real Estate Securities Fund, Equity Income Fund, Large Cap Growth Fund, Small Cap Growth Fund, Technology Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, Colorado Intermediate Tax Free Fund, Oregon Intermediate Tax Free Fund, California Intermediate Tax Free

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                  Fund, Small Cap Value Fund, Tax Free Fund, Minnesota Tax Free
                  Fund, Mid Cap Growth Fund, Strategic Income Fund, California Tax Free Fund Arizona Tax Free Fund, Colorado Tax Free Fund, Corporate Bond Fund, Nebraska Tax Free Fund, High Yield Bond Fund, International Fund, Emerging Markets Fund, Capital Growth Fund, Relative Value Fund, Large Cap Core Fund, Growth & Income Fund, Mid Cap Core Fund, Micro Cap Fund, Small Cap Core Fund, Science & Technology Fund, Mid Cap Index Fund, Small Cap Index Fund, Bond IMMDEX Fund, U.S. Government Securities Fund and Missouri Tax Free Fund, of 0.01%. The Custodian shall pay sub-custodian fees with respect to those funds which are authorized to utilize foreign sub-custodians out of the compensation payable to the Custodian with respect to such funds as set forth above. The Fund shall reimburse the Custodian for all other out-of-pocket expenses incurred by the Custodian in connection with the performance of the Custodian's services under the Custodian Agreement.

         2. Confirmation of Agreement. The Compensation Agreement, as amended herein, is hereby ratified and confirmed.

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         IN WITNESS WHEREOF, THE FUND AND THE CUSTODIAN HAVE CAUSED THIS
INSTRUMENT TO BE EXECUTED IN DUPLICATE AS OF THE DATE FIRST ABOVE WRITTEN BY THEIR DULY AUTHORIZED OFFICERS.


Dated:                                  FIRST AMERICAN INVESTMENT
       --------------------------         FUNDS, INC.


                                        By
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                                        Its
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                                        U.S. BANK NATIONAL ASSOCIATION


                                        By
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                                        Its
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